EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement of Techne Corporation on Form S-8 of our report dated August 20, 1999, appearing in the Annual Report on Form 10-K of Techne Corporation for the year ended June 30, 1999.





/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 8, 1999